Exhibit 10.3

HSBC
September 11, 2018
XPEL Canada Corp.
1116 Levis Local 4,
Terrebonne, QC, J6W 5S6
Attention: Mr. Barry Wood and Chris Coffee
On the basis of the financial and other information, representations, warranties and documents provided by The Borrower (as defined below), HSBC Bank Canada (the "Bank") is pleased to offer the Following credit facilities (the "Credit Facilities") on the terms and conditions set out below. Additional terms and conditions are contained in the Schedule attached to this facility letter (this letter and all attached Schedules constituting collectively, the "Facility Letter"). All capitalized terms not otherwise defined in this Letter shall have the meanings ascribed to them in Schedule A.
BORROWER
XPEL Canada Corp. (the "Borrower").
GUARANTOR
XPEL, Inc. (the "Guarantor").
For purposes of this Facility Letter, the Borrower and the Guarantor are sometimes collectively referred to as the "Credit Parties".
CREDIT FACILITIES
The following credit facilities (collectively referred to as the "Credit Facilities") are authorized subject to the satisfaction of all terms and conditions in this Facility Letter.

1.	Operating Loan Facility

1.1	Amount
Demand operating revolving loan facility ("Operating Loan Facility") available by way of any of the types of advances and other credit described in Section 1.3 (below) up to but not exceeding in aggregate (for all such types of advances and other credit) CAD 4,500,000, subject to the Maximum Limit.

1.2	Purpose
To assist in financing the day-to-day operating requirements of the Borrower.

1.3	Availability
Loan advances and other credit under the Operating Loan Facility ("Operating Loans") are available subject to the Maximum Limit as follows:

(a)	CAD account overdraft up to an aggregate principal amount not exceeding CAD 4,500,000 ("CAD Overdraft Loans");
The Borrower shall ensure that the amounts advanced and outstanding under the Operating Loan Facility shall at no time exceed the amount of each of the available credit sub-limits set out above and that the aggregate of all such advances and credits outstanding at no time exceeds the Maximum Limit in the applicable currency.

1.4	Repayment
All amounts advanced and outstanding under the Operating Loan Facility shall be repaid on demand by the Bank.

HSBC Bank Canada
300-2001 McGill College Ave
H3A 1G1

1.5	Interest
Until demand for payment is made by the Bank, interest on the outstanding principal balance of all Loans and other credit advanced under the Operating Loan Facility shall, unless otherwise provided, be calculated and payable as follows:

(a)	for CAD Overdraft Loan, the Bank's Prime Rate plus 0.25% per annum calculated monthly in arrears on the daily balance, payable on the last Business Day of each month;

1.6	Fees
The Borrower shall pay to the Bank:

(a)	A setup fee of CAD 3,375 payable on acceptance of this Facility Letter: and

(b)	Annual review fee of CAD 2,250.

2.	Loan Documents

2.1	Loan Documents
The liability, indebtedness and obligations of the Borrower under all of the Credit Facilities shall be evidenced, governed and secured, as the case may be, by the following documents (which, together with any other loan or security documents required by this Facility Letter, are referred to collectively as the "Loan Documents") completed in a form and manner satisfactory to the Bank:

(a)	Agreement for CAD Line of Credit by way of Current Account Overdraft, from the Borrower;

(b)	Guarantee of indebtedness of the Borrower to the Bank, executed by XPEL, Inc. limited to CAD 4,500,000;

(c)
all supporting officer's certificates, certificates of status (or good standing) and other certificates in connection with each Credit Party as the Bank may reasonably require which shall confirm, among other things, the constitutional documents for each Credit Party, incumbent officers with specimen signatures of authorized signatories, and the applicable authorizing resolutions for the Loan Documents, together with legal opinion of the solicitors acting for each Credit Party confirming power and capacity of each Credit Party, existence, due authorization, execution, delivery and enforceability of the Loan Documents to which each is a party and the priority of the security interests granted by each to the Bank;

(d)	Such other Loan Documents as the Bank may reasonably request in order to register or otherwise perfect the security interests granted to the Bank.

2.2	Registration and Priority: Counsel Fees
Loan Documents (or notice thereof) will be registered in all jurisdictions and at all registries as the Bank may determine is necessary or beneficial to perfect or protect its security interests, mortgages and charges. The Bank's security interests shall rank in priority to all other mortgages, charges, liens, encumbrances and security interests, subject to Permitted Encumbrances. The Borrower shall pay all legal fees and disbursements incurred by Bank's counsel in connection with negotiation, implementation and enforcement of the Credit Facility, including any expenses incurred to perfect or register Loan Documents.

3.	Conditions Precedent
In addition to the conditions precedent set out in the attached Schedule A, it shall be a condition precedent to the advance and the continued availability of the Credit Facilities that the Bank shall have received in form and content satisfactory to the Bank:

(a)	The Loan Documents, duly authorized, executed and delivered, and, as relevant, duly registered;

(b)	Copies of all Material Agreements (if any);

4.	Reporting Requirements
The continued availability of the Credit Facilities is subject to the Borrower and Guarantor delivering to the Bank the following reports in a form and on a frequency acceptable to the Bank as advised by the Bank from time to time.

(a)	Annually, within 90 days of the Borrower's fiscal year end:

(i)	In-house financial statements;

(ii)	In-house projections for the coming financial year end;

(b)	Annually, within 90 days of each Guarantor's year end, on a consolidated basis audited financial statements for such Guarantor; and

(c)	Such additional financial statements and information as and when requested by the Bank.

5.	Counterparts and Electronic Communication
This Facility Letter and each Loan Document may be executed in one or more counterparts, each of which when so executed when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Facility Letter or Loan Document by facsimile or by Electronic Communication shall be as effective as physical delivery of an original counterpart signed manually.
This Facility Letter (and each Loan Document) may be signed by handwritten signature or electronically by using technology acceptable to the Bank. To evidence execution of this Facility Letter (or any Loan Document), the Borrower or Guarantor, as applicable, must deliver and return to the Bank an executed copy of each with the original handwritten signatures of the Borrower's (or Guarantor's, as applicable) duly authorized signatories (or Electronic Signatures of such signatories if so permitted by the Bank) by physical delivery, or if so permitted by the Bank, by facsimile, email or other electronic delivery or transmission and such transmission shall constitute delivery of an executed copy of the Facility Letter or relevant Loan Document. If the Borrower (or Guarantor) uses an electronic signature to indicate its agreement, it shall ensure that its electronic signature is attached to or associated with this Facility Letter (or such Loan Document).

6.	Notices
Any notice, request or other communication which the Bank, the Borrower and Guarantor may be required or may desire to give to the other party for purposes of this Facility Letter shall be in writing and may be sent either by electronic transmission (facsimile or email), or hand delivery or first class registered mail postage prepaid to the addresses below. Any such notice, request or other communication shall be deemed to have been effectively given, made and received: (i) when transmitted with receipt confirmed in the case of electronic transmission if such transmission was made on or before 5:00 p.m. (Montreal time) on that Business Day, failing which it shall be deemed to have been effectively given, made and received on the next following Business Day, (ii) when received if sent by hand delivery on or before 5:00 p.m. (Montreal time) on a Business Day, failing which it shall be deemed to have been effectively given, made and received on the next following Business Day, or (iii) five (5) days after deposit in the mail if so mailed, but any notice, request or other communication to be given or made during a strike, lock-out or other labour disturbance at the post office or during an actual or threatened interruption in the mail service shall be hand delivered or sent by electronic transmission and not mailed. Any party hereto may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been receive by the other parties. The addresses of the parties for the purposes hereof shall be:
XPEL Canada Corp.
1116 Levis Local 4,
Terrebonne, QC, J6W 5S6
If to the Bank, addressed as follows:
HSBC Bank Canada
2001 McGill College Avenue
Suite 300, Montreal, Qc, H3A 1G1

If to the Guarantor, addressed as follows:
XPEL, Inc.
618 W. Sunset Road,
San Antonio, Texas, 78216

7.	Lapse and Cancellation
This Facility Letter shall, at the option of the Bank, expire, and be of no further force and effect if an initial advance of credit under the Credit Facility has not been made within sixty (60) days of the date of this Facility Letter.
Credit Facilities under this Facility Letter are uncommitted and, notwithstanding any other provision of this Facility Letter, the Bank may, at any time, in its sole discretion on notice to the Borrower: (i) terminate the Borrower's right to make requests for credit or advances under the Credit Facilities; (ii) even if the Bank has not terminated the Borrower's right to request credit or advances under the Credit Facilities, decline any request for credit or advances under the Credit Facilities and refuse to honour any cheques or other payment items; (iii) demand repayment of all outstanding indebtedness and liability of the Borrower at any time, all upon such notice and otherwise in accordance with applicable law as the Bank may determine.

8.	Schedules
Each of the following Schedules and Appendices attached hereto comprise part of the Facility Letter:
Schedule A          -          Definitions and Additional Terms and Conditions

9.	Language Choice
The parties hereto have requested that this Facility Letter and any document relating thereto be drafted in English.

10.	Acceptance
The offer of credit upon the terms and conditions contained in this Facility Letter may be accepted by the Borrower and the Guarantor signing, dating and delivering a copy of this Facility Letter to the Bank by 5:00 p.m. local time on October 10, 2018. Failing such acceptance and delivery to the Bank, this offer shall be of no further force or effect.

Yours truly,
HSBC BANK CANADA

/s/ Lofti Bengalouze	/s/ Antoine Racine
Lofti Bengalouze	Antoine Racine
Assistant Vice-President	Corporate Banking Manager
International Subsidiaries	International Subsidiaries
The undersigned hereby acknowledge and agrees to the terms and conditions of this Facility Letter this  8th  day of    October    , 2018.

BORROWER
XPEL Canada Corp.

Per:	/s/ Barry R. Wood	Per:	/s/ Christen L. Coffee
	Authorized Signatory		Authorized Signatory
	Title: CEO		Title: Controller
	Name: Barry R. Wood		Name: Christen L. Coffee

GUARANTOR
XPEL, Inc.

Per:	/s/ Barry R. Wood	Per:	/s/ Christen L. Coffee
	Authorized Signatory		Authorized Signatory
	Title: CEO		Title: Controller
	Name: Barry R. Wood		Name: Christen L. Coffee

SCHEDULE A
TO FACILITY LETTER
FROM HSBC BANK CANADA
TO XPEL Canada Corp.
DATED September 11, 2018
This Schedule shall form part of the Facility Letter and the availability of the Credit Facilities as described in this Facility Letter shall also be subject to the terms and conditions contained in this Schedule.

I.	Definitions
For the purpose of this Facility Letter, the following terms shall have the meanings indicated below.
"Bank Branch" means the branch of the Bank first described in the Facility Letter or as otherwise advised by the Bank from time to time.
"Bank's Prime Rate" means the variable annual rate of interest per annum established and adjusted by the Bank from time to time as a reference rate for purposes of determining rates of interest it will charge on commercial loans in Canada denominated in Canadian dollars based on the actual number of days in a year (whether 365 or 366 days) and which was 3.7% per annum on September 11, 2018 but in no event shall such interest rate be less than 0% per annum. A certificate of a manager or account manager of the Bank shall, absent manifest error, be conclusive evidence of the Bank's Prime Rate from time to time.
"Business Day" means a day, other than a Saturday, Sunday or statutory (or civic) holiday, upon which the Bank is open for business in the Bank Branch.
"CAD" and "Canada Dollars" means lawful currency of Canada in same day immediately available funds, or, if such funds are not available, the form of money of Canada that is customarily used in the settlement of international banking transactions on the day in question.
"CAD Prime Rate Loan" has the meaning ascribed to it in the Facility Letter.
"Compliance Action" has the meaning ascribed to it in Section XVII of this Schedule A.
"Credit Facilities" has the meaning ascribed to such term in the Facility Letter.
"Credit Party" means each Borrower and each Guarantor.
"Draft" means a bill of exchange within the meaning of the Bills of Exchange Act (Canada), in the form prescribed by the Bank, drawn by the Borrower on the Bank for acceptance as a Bankers' Acceptance and bearing such distinguishing letters and numbers as the Bank may determine, but which at such time has not been completed or accepted by the Bank.
"Electronic Communication" means any agreement, instruction, document, information, disclosure, notice or other form of communication that is sent or stored by means of any electronic or other digital transmission.
"Electronic Signature" means a signature that consists of one or more letters, characters, numbers or other symbols in digital form incorporated in, attached to or associated with an electronic communication and includes a secure electronic signature as may be prescribed by applicable law or otherwise required by us.
"Facility Letter" means the letter from the Bank to the Borrower to which this Schedule is attached, together with this Schedule, and includes all amendments and restatements thereof.
"Guarantor" means the party or parties described on the first page of this Facility Letter and any other party or parties who from time to time execute a guarantee or guarantees of the obligations of the Borrower under or in connection with this Facility Letter and the Loan Documents.

"Interest Period" means for each CAD Cost of Funds Loan a period of 30, 60, 90 days or such other period of time mutually agreed between the Bank and the Borrower.
"Legal Requirement" means any law, statute, code, ordinance, order, award, judgment, decree, injunction, rule, regulation, authorization, directive, guidance note, advisory, consent, approval, order, permit, franchise, licence, direction, deferred prosecution agreement or other requirement of any Governmental Authority.
"Loan Documents" means the Loan Documents described in the Facility Letter, any additional documents delivered in connection with the Credit Facilities by any Credit Party and any amendments or restatements of any of such documents from time to time.
"Material Adverse Change" means, with respect to any Credit Party any event, circumstance, act or omission which individually or in the aggregate has had or could reasonably be expected to have, a material adverse effect on: (i) the business, operations, prospects, properties, assets or condition, financial or otherwise, of such Credit Party; (ii) the ability of any Credit Party to perform its obligations and covenants in this Facility letter or any other loan Document to which it is a party; or (iii) to the rights and remedies of the Bank under this Facility Letter or any other Loan Document.
"Material Agreements" means agreements material to the conduct of the business of the Borrower including those related to intellectual property, leases, licences and other rights of use of property.
"Maximum Limit" means the lesser of (i) the maximum principal amount stipulated as being available respectively under each of (i) the Credit Facilities (and using the face amounts in the case of all outstanding BAs, DCs and LGs issued) and (ii) the permitted aggregate of all advances and credit issued and outstanding under each Credit Facility subject to the Margin Requirement, and to any other covenant restrictions. For the purposes hereof, any available credits in USO or any other currency shall be calculated using the Canadian Dollar Equivalent thereof.
"Person" shall mean and include an individual, a partnership, a corporation, a joint stock company, a trust, an unincorporated association, a joint-venture or other entity or a government or any agency or political subdivision of the above.

II.	Representations and Warranties
Each Credit Party represents and warrants to the Bank, as of the date of the Facility Letter and as at the time of an advance or other utilization of any of the Credit Facilities from time to time that:

(a)
if a corporation, it has been duly incorporated and organized (or if a partnership or other legal entity, has been duly formed, or settled as relevant) and organized and is properly constituted, is in good standing and subsisting and entitled to conduct its business in all jurisdictions in which it carries on business or has assets;

(b)	the execution of this Facility Letter and the Loan Documents and the incurring of liability and indebtedness to the Bank does not and will not contravene:

(i)	any legal Requirement applicable to such Credit Party; or

(ii)	any provision contained in any other loan or credit agreement or borrowing instrument or contract to which it is a party;

(c)
this Facility Letter and the Loan Documents to which it is a party have been duly authorized, executed and delivered by it, and constitute its valid and binding obligations and are enforceable in accordance with their respective terms;

(d)
all necessary Legal Requirements have been met and all other authorizations, approvals, consents and orders have been obtained with respect to the execution and delivery of this Facility Letter and the Loan Documents; and

(e)
all financial and other information provided to the Bank in connection with the Credit Facilities is true and accurate, and it acknowledges that the offer of credit by the Bank contained in this Facility Letter is made in reliance on the truth and accuracy of this information and the above representations and warranties.

(f)
neither the Borrower nor any of its subsidiaries, directors, officers, employees, agents, or affiliates is an individual or entity (nor does the Borrower nor any such other entity or person operate, possess, own, charter, or use a vessel) that is, or is owned or controlled by any one or more individuals or entities ("Persons") that are: (i) the subject of any sanctions issued, administered or enforced by, or named on any list of specially designated or blocked Persons maintained by, the Office of Foreign Assets Control ("OFAC") of the US Department of the Treasury, the US Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Hong Kong Monetary Authority, or the Department of Global Affairs (Canada), Foreign Affairs, Trade and Development Canada, Canada Border Services Agency, or Justice Canada, including any enabling legislation or executive order related thereto, and any similar sanctions laws as may be enacted from time to time in the future by the United States, Canada, the European Union (and any of its member states), the United Kingdom or the United Nations Security Council, or any other legislative body of the United Nations or other relevant Governmental Authority (collectively, "Sanctions"), or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions;

(g)
with respect to each LG or DC issued by the Bank pursuant to any of the Credit Facilities all required import or export licenses applicable to the transactions for which such LG or DC is issued have been obtained and the Borrower is in compliance in all material respects with foreign and domestic laws and regulations pertaining to each jurisdiction in which it operates and to each LG and/or DC and the subject matter of such LG and/or DC including, if applicable, the shipment and financing of the goods described in such LG and/or DC; and

(h)	no shares in a Credit Party have been issued as, or are held as, or convertible to, bearer shares.

Ill.	Interest, Fees

(a)
Interest on the daily balance of the principal amount advanced under the Credit Facilities and remaining unpaid from time to time shall accrue and shall be payable by the Borrower as set out in this Facility Letter both before and after demand, default, maturity, or judgment and until indefeasible payment in full, except as otherwise expressly provided for.

(b)
If the Borrower repays any portion of the Credit Facilities accruing interest at the Bank's CAD Fixed Rate or the Bank's USD Fixed Rate or based on LIBOR or CAD Cost of Funds Rate on a date other than the expiration of the selected interest period or LIBOR Period, as the case may be, whether as a result of a demand for repayment by the Bank or otherwise, it shall also concurrently pay to the Bank the greater of:

(i)
three months' interest on the portion prepaid at the CAD Fixed Rate or CAD Cost of Funds Rate or the Bank's USD Fixed Rate or based on LIBOR plus the applicable margin (pursuant to Section 1.5(c) of the Facility Letter), as the case may be; and

(ii)	the applicable Compensating Amount.

(c)
The fees paid to and received by the Bank shall be its entitlement as consideration for the time, effort and expense incurred by the Bank in the review of financial statements and its review and administration of documents, and the Borrower acknowledges and agrees that the determination of these costs is not feasible and that the fees set out in this Facility Letter represent a reasonable estimate of such costs.

(d)
In the event that interest is not received by the Bank on any date for payment provided for in this Facility Letter or in any other relevant document, interest on such overdue interest shall be compounded on the basis of interest calculated and payable on overdue interest in the same manner and at the same rate per annum as is applicable to such overdue interest until indefeasible payment in full. Any other amounts which become payable to the Bank under this Facility Letter or the Loan Documents and which are not paid when due shall accrue interest and be payable from the due date at the Bank's Prime Rate plus 3% per annum, calculated and payable monthly on the last day of each month, both before and after demand, default, maturity or judgment and until indefeasible payment in full (other than for overdrafts exceeding the permitted limit which shall accrue interest at the rate of 21% per annum both before and after demand, default and judgment until indefeasible payment in full).

(e)
All payments by the Borrower to the Bank shall be made at the address of the Bank Branch or at such other place as the Bank may specify in writing from time to time. The Borrower shall make payment to the Bank in immediately available funds in the same currency as the currency in which the original Loan, BA Advance or other credit was advanced or made available by the Bank. Any payment delivered or made to the Bank by 1:00

p.m. local time at the place where such payment is to be made shall be credited as of that day, but if made after such time such payment shall be credited as of the next Business Day.

(f)
Notwithstanding anything to the contrary contained in this Facility Letter, the Borrower acknowledges that: (i) the applicable rate of interest payable by the Borrower in connection with this Facility Letter shall not be less than zero, even if a reference rate used for the calculation of such interest, or the total of the reference rate and applicable interest spread, is less than zero; and (ii) the Bank may, in its discretion, and is hereby irrevocably authorized by the Borrower to, make an advance under the Credit Facilities (or debit or set-off any bank account of the Borrower with the Bank), to pay any unpaid interest, fees or other amounts which have become due under the terms of this Facility Letter.

(g)
The Borrower acknowledges that the actual recording of the amount of any advance or repayment thereof under the Credit Facilities, and interest, fees and other amounts due in connection with the Credit Facilities, in an account of the Borrower maintained by the Bank shall constitute prima facie evidence of the Borrower's indebtedness and liability from time to time under the Credit Facilities; provided that the obligation of the Borrower to pay or repay any obligations in accordance with the terms and conditions of the Credit Facilities shall not be affected by the failure of the Bank to make such recording. The Borrower also acknowledges being indebted to the Bank for principal amounts shown as outstanding from time to time in the Bank's account records, and all accrued and unpaid interest in respect of such amounts, in accordance with the terms and conditions of this Facility Letter.

(h)
The obligation of the Borrower to make all payments under this Facility Letter and the Loan Documents shall be absolute and unconditional and shall be made without any deduction or withholding of any nature and shall not be limited or affected by any circumstance, including, without limitation:

(i)	any set-off, compensation, counterclaim, recoupment, defence or other right which the Borrower may have against the Bank or anyone else for any reason whatsoever; or

(ii)	any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower.

(i)
In addition to and not in limitation of any rights now or hereafter available to the Bank under applicable law or arising under the Loan Documents, the Bank is hereby irrevocably authorized, at any time and from time to time, to set-off and appropriate and to apply any and all deposits (general and special) and any other indebtedness at any time held by or owing by the Bank to or for the credit of the Borrower against and on account of the obligations of the Borrower to the Bank under this Facility Letter, irrespective of currency. The Bank agrees to provide written notice to the Borrower of the exercise of any of the rights under this section promptly after the exercise of such rights.

(j)
The Borrower shall pay to and indemnify and save harmless the Bank for the full amount of all out of pocket costs and expenses (including, but not limited to, any interest payable in order to maintain any Loan hereunder) which the Bank may sustain or incur as a consequence of the failure by the Borrower to pay when due any principal of or any interest on any Loan or any other amount due hereunder.

(k)
All payments made on account of principal, interest or otherwise shall be made to the Bank, to the extent permitted by applicable Legal Requirements, free and clear of and exempt from, and without deduction for or on account of, any present or future Taxes or other charges of any nature imposed, levied, collected, withheld or assessed by any Governmental Authority. However, in the event that any payments made under this Facility Letter shall not be made free and clear of and exempt from, and without deduction or withholding for or on account of any Taxes, then the Borrower shall gross up the payments to the Bank so that the Bank receives such additional amounts as may be necessary in order that each such net payment to the Bank, after payment or deduction or withholding for and on account of any such Taxes, will not be less than the amount to be paid and received by the Bank in accordance with this Facility Letter. With respect to each such deduction or withholding, the Borrower shall promptly pay any such Taxes and (but in no event later than 90 days after payment) furnish to the Bank evidence of such payment, satisfactory to the Bank and also at the Bank's request provide such certificates, receipts and other documents required to establish any tax credit to which the Bank may be entitled.

(I)
The agreements of the Borrower pursuant to the foregoing subparagraphs (1) and (m) shall survive the repayment of the Loans and the termination of this Facility Letter or the Credit Facilities (or both).

(m)
The remedies, rights and powers of the Bank under this Facility Letter, the Loan Documents and at law and in equity are cumulative and not alternative and are not in substitution for any other remedies, rights or powers of the Bank and no delay or omission in exercise of such remedy, right, or power shall exhaust such remedies, rights or powers or be construed as a waiver of any of them.

IV.	Conditions Precedent
In addition to the Conditions Precedent previously set out in the Facility Letter, it shall also be a condition precedent to the initial advance and continued availability of any credit or advances under any of the Credit Facilities that the Bank shall have received and be satisfied with:

(a)	completed Loan Documents registered where necessary in form and manner satisfactory to the Bank's solicitors;

(b)	confirmation that the Borrower is in compliance with each of the terms and conditions of this Facility Letter;

(c)
all identification, business activity, business structure and other "know your customer" documents and information as required by the Bank and any screening conducted in accordance with Sanctions and other applicable legal requirements; and

(d)	such other conditions as the Bank may determine, in its discretion.

V.	Borrower's Covenants and Conditions of Credit
In addition to the conditions previously set out, the following additional conditions shall apply until all indebtedness and liability under the Credit Facilities are indefeasibly repaid in full to the Bank and the Credit Facilities cancelled:

(a)	The Borrower shall not, without the prior written consent of the Bank:

(i)
grant or allow any lien, charge, security interest, right or other encumbrance, whether fixed or floating, to be registered against or exist on any of its property and in particular, without limiting the generality of the foregoing, shall not grant a trust deed or other instrument in favor of a trustee;

(ii)	become a guarantor or an endorser or otherwise become liable upon any note or other obligation other than in the normal course of business of the Borrower;

(iii)
declare or pay dividends on any class or kind of its shares or other securities, repurchase or redeem any of its shares or other securities, or reduce its capital in any way whatsoever or repay any shareholders' advances that would cause a breach of agreed covenants;

(iv)
amalgamate with or permit all or substantially all of its assets to be acquired by any other person, firm or corporation or permit any reorganization or change in ownership or corporate structure of the Borrower, or the issuance of bearer shares;

(v)	permit any property taxes to be past due at any time; or

(vi)	enter into any agreement for the purchase or sale of any property outside the normal course of business; or

(vii)	borrow money, obtain credit or incur additional funded indebtedness (other than pursuant to the Credit Facilities).

(b)
The Borrower and the Guarantor agree to file all tax returns which it is required to file in accordance with any Legal Requirement from time to time; to pay or make provision for the payment of all taxes (including any interest and penalties); to pay any Potential Prior Ranking Claims when due; and to maintain adequate reserves for the payment of any tax which is being contested diligently in good faith.

(c)
The Bank shall have the right to waive the delivery of any Loan Documents or the performance of any term or condition of this Facility Letter, and may advance all or any portion of the Loans prior to satisfaction of any of the Conditions Precedent, but waiver by the Bank of any obligation or condition shall not constitute a waiver of performance of such obligation or condition for any future advance.

(d)	All financial terms and covenants shall be determined in accordance with generally accepted accounting principles, applied consistently.

(e)
If the amount outstanding under any Credit Facility in CAD plus the Canadian Dollar Equivalent of the amount outstanding under any of the Credit Facilities in a currency other than Canadian Dollars, at any time exceeds the Maximum Limit, the Bank may, from time to time, in its sole discretion:

(i)	limit the further utilization of that Credit Facility;

(ii)
convert all or part of the amount outstanding under that Credit Facility to Canadian Dollars in which event, interest shall accrue and be paid on such converted amounts at the rate set out in this Facility Letter for Canadian dollar advances accruing interest with reference to the Bank's Prime Rate. If no such rate is set out in this Facility Letter, interest shall accrue on the amount so converted at the Bank's Prime Rate plus 3% per annum, calculated monthly and payable on the last day of each month, both before and after demand, default, maturity or judgment and until indefeasible payment in full; or

(iii)	require the Borrower to pay the excess.

(f)
With respect to any monies payable by the Borrower hereunder, or any portion or portions thereof, which are payable in a currency other than CAD (the "Foreign Currency Obligation"), the following provisions shall apply:

(i)
payment of the Foreign Currency Obligation made hereunder shall be made in immediately available funds in lawful money of the jurisdiction in the currency of which the Foreign Currency Obligation is payable (the "Foreign currency") in such form as shall be customary at the time of payment for settlement of international payments in Vancouver, British Columbia without set-off, compensation, or counterclaim and free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges and withholdings with respect thereto.

(ii)
if the Borrower makes payment to the Bank, or if an amount is applied by the Bank, in CAD in circumstances where the relevant indebtedness and liabilities constitute a Foreign Currency Obligation, such payment or amount shall satisfy the said liability of the Borrower hereunder only to the extent that the Bank is able, using the rate of exchange applied by the Bank in accordance with its normal banking procedures, to purchase the full amount of the relevant Foreign Currency owing with the amount of the CAD received by the Bank on the date of receipt, and the Borrower shall remain liable to and hereby agrees to indemnify the Bank for any deficiency (together with interest accruing thereon calculated and payable pursuant to the terms of the relevant underlying indebtedness and liabilities).

(iii)
the Borrower shall indemnify and hold the Bank harmless from any loss incurred by the Bank arising from any change in the value of CAD in relation to the relevant Foreign Currency between the date the Foreign Currency Obligation becomes due and the date of full, final and indefeasible payment thereof to the Bank.

(iv)
if for the purpose of commencing any proceeding against the Borrower to enforce payment of its indebtedness and liability under the Credit Facilities it is necessary to convert a sum due hereunder in a Foreign Currency into CAD, the rate of exchange used for purposes of commencing such proceeding shall be the rate of exchange at which in accordance with its normal banking procedures the Bank could purchase CAD with such Foreign Currency amount claimed to be due hereunder on the Business Day preceding that on which proceeding is commenced.

(v)
The obligation of the Borrower in respect of any such sum due from it to the Bank hereunder shall, notwithstanding any judgment in CAD, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in CAD the Bank may in accordance with its normal banking procedures purchase the relevant Foreign Currency in the full amount owing to the Bank with the CAD; if the amount of such Foreign Currency so purchased is less than the sum actually due to the Bank in such Foreign Currency the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss and if the Foreign Currency purchased exceeds the sum actually due to the Bank in the Foreign Currency, the Bank agrees to remit such excess to the Borrower as the Borrower may be entitled thereto.

(g)
The Borrower confirms that it will (i) not use any amounts advanced or seek advances under the Credit Facilities for any illegal purpose or (a) to fund any activity or business with any person or in any country or territory that is the subject or target of Sanctions or (b) in any manner that would result in a violation of Sanctions by any person (including any lender, advisor, or otherwise) and (ii) not repay any amounts owing to the Bank using any funds derived directly or indirectly from any illegal or sanctionable activity, provided that this covenant shall be inapplicable only to the extent of any relevant violation of the Foreign Extra-Territorial Measures Act (Canada) or any similar applicable anti-boycott law or regulation.

VI.	Environmental Matters

(a)
To the best of the Borrower's knowledge after due and diligent inquiry, no regulated, hazardous or toxic substances are being stored on any of the Borrower's !ands, facilities or premises (the "Premises") or any adjacent property, nor have any such substances been stored or used on the Premises or in the Borrower's business or any adjacent property prior to the Borrower's ownership, possession or control of the Premises. The Borrower agrees to provide written notice to the Bank immediately upon the Borrower becoming aware that the Premises or any adjacent property are being or have been contaminated with regulated, hazardous or toxic substances. The Borrower shall not permit any activities on the Premises which directly or indirectly could result in the Premises or any other property being contaminated with regulated, hazardous or toxic substances. For the purposes of this Facility Letter, the term "regulated, hazardous or toxic substances" means any substance, defined or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance or other similar term, by any Legal Requirement now or in the future in effect, or any substance or materials, the use or disposition of which is regulated by any such Legal Requirement.

(b)
The Borrower shall promptly comply with all Legal Requirements relating to the use, collection, storage, treatment, control, removal or cleanup of regulated, hazardous or toxic substances in, on, or under the Premises or in, on or under any adjacent property that becomes contaminated with regulated, hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Premises, or incorporated in any improvements thereon. The Bank may, but shall not be obligated to, enter upon the Premises and take such actions and incur such costs and expenses to effect such compliance as it deems advisable and the Borrower shall reimburse the Bank on demand for the full amount of all costs and expenses incurred by the Bank in connection with such compliance activities.

(c)
The property of the Borrower which are now or in the future encumbered by any one or more of the Loan Documents are hereby further mortgaged and charged to the Bank, and the Bank shall have a security interest in such assets, as security for the repayment of such costs and expenses and interest thereon, as if such costs and expenses had originally formed part of the Credit Facilities.

VII.	Increased Cost Indemnities.
If any change in the applicable Legal Requirements or in their interpretation or the administration of any of them by any Governmental Authority, or compliance by the Bank with any request (whether or not having the force of law) of any relevant central bank or other comparable agency or Governmental Authority, shall change the basis of taxation of payments to the Bank of the principal of or interest on the Loans or any other amounts payable under this Facility Letter (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Bank) or shall impose, modify or deem applicable any reserve, special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank or shall impose on the Bank or the London interbank market any other conditions directly affecting this Facility Letter or the Loans, and the result of any of the foregoing is to increase the cost to the Bank of making the Loans or maintaining the Loans or to reduce the amount of any sum received or receivable by the Bank under this Facility Letter by an amount deemed by the Bank to be material, then the Borrower shall, upon receiving notice from the Bank, reimburse to the Bank, on demand by the Bank, such amount or amounts as will compensate the Bank for such additional cost or reduction. A certificate of a manager or account manager of the Bank setting forth the additional amounts necessary to compensate the Bank as aforesaid, and the basis for its determination, shall be conclusive as to the determination of such amount in the absence of manifest error.

VIII.	Bank Visits
Representatives of the Bank shall be entitled to attend at and inspect the Borrower's place of business and to view all financial records of the Borrower and meet with key officers or employees of the Borrower at any time, on reasonable notice.

IX.	Legal and Other Expenses
The Borrower shall pay (i) all reasonable legal fees and disbursements (on a solicitor and own client basis) in respect of legal advice and services to or on behalf of the Bank in connection with the Credit Facilities including: the preparation, negotiation and settlement of the Facility Letter, the preparation, issue and registration of the Loan Documents together with any amendments or restatements thereto from time to time; the enforcement and preservation of the Bank's rights and remedies; searches from time to time, including in connection with any advance; and (ii) all reasonable fees and expenses relating to appraisals, insurance consultation, environmental investigation, credit reporting and other due diligence and to responding to demands of any Governmental Authority; whether or not the documentation is completed or any funds are advanced under the Credit Facilities.

X.	Non-Merger; Records of Bank; Assignment
The terms and conditions of this Facility Letter shall not be merged by and shall survive the execution and delivery of the Loan Documents.
The taking of judgment on any covenant contained in this Facility Letter and/or the other Loan Documents shall not operate so as to create any merger or discharge of any indebtedness or liability of the Borrower under, nor of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security of any form held or which may in the future be held by the Bank from the Borrower or from any other Person.
The benefits conferred by this Facility Letter and the other Loan Documents shall ensure to the benefit of the Bank and its successors and assigns and shall be binding on each Credit Party and their respective heirs, successors and permitted assigns.
The records of the Bank as to the making or rollover of Loans (and the amounts thereof) hereunder, payment of any money payable hereunder or any part thereof being in default or of any notice or demand for payment having been made shall be prima facie proof of such fact, absent manifest error.
No Credit Party shall assign all or any of its rights, benefits or obligations under this Facility Letter or the Loan Documents without the prior written consent of the Bank. The Bank shall be entitled, without the consent of the Credit Parties, to assign, syndicate, sell or transfer all or any portion of its rights, benefits and obligations under this Facility Letter and the Loan Documents.

XI.	Waiver or Amendment
No term or condition of this Facility Letter or any of the other Loan Documents may be waived or varied verbally or deemed to be waived or varied by any cause or course of conduct of any officer, employee or agent of the Bank. All waivers must be in writing and signed by a duly authorized officer of the Bank.
Any amendment to this Facility Letter or the other Loan Documents must be in writing and signed by a duly authorized officer of the Bank. Without limiting the foregoing, the Bank may amend this Facility Letter if such amendment is required in connection with any change in applicable law or its interpretation or in connection with any Legal Requirement; the Bank shall provide 30 days prior written notice of any such amendment.

XII.	Severability
Any provision of this Facility Letter or other Loan Document which is determined or adjudged to be illegal, invalid, prohibited or unenforceable under applicable law in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such illegality, invalidity, prohibition or unenforceability and shall be severed from the balance of this Facility Letter or such Loan Document, all without affecting the remaining provisions of this Facility Letter or such Loan Document or affecting the legality, validity or enforceability in any other jurisdiction.

XIII.	Consent to Disclosure

(a)
Each Credit Party consents to and acknowledges that it is aware that credit, financial and personal inquiries regarding each Credit Party and individuals connected to Credit Parties (including directors, officers, shareholders and individuals acting on behalf of a Credit Party) may be gathered, made, maintained and/or used at any time in connection with: (i) initial and ongoing credit assessment, (ii) any funding of the Credit Facilities by investors or participants or any assignment or sale of the Credit Facilities by the Bank, and (iii) the enforcement of any remedies that the Bank may have under the Credit Facilities, (iv) compliance and risk monitoring purposes and each Credit Party consents to the making of any such inquiries by or on behalf of the Bank and consents, without restriction and without further notice to or further consent of the such Credit Party, to disclosure of any such information to any prospective investor, participant, assignee or purchaser of all or any part of the Credit Facilities. Each Credit Party irrevocably waives, to the extent permitted under applicable law, any and all rights it may have to notice of or to prohibit such disclosure, including, without limitation, any right of privacy.

(b)	The Bank may collect, use, transfer and disclose information for the following purposes and as follows:

•	Providing information respecting other services;

•
Taking any Compliance Action referred to in this Schedule A (including actions taken to comply with laws, international guidance, internal policies or procedures, requirements from judicial, administrative, law enforcement and regulatory authorities);

•
Conducting financial crime risk management activity, including verifying the identification of the Credit Party and related individuals, screening, monitoring and investigation activity, and sharing information within HSBC Group, including in other jurisdictions, for these purposes;

•
Judicial, administrative, public or regulatory bodies, as well as governments, tax, revenue and monetary authorities, examiners, monitors, securities or futures exchanges, courts, central banks or law enforcement bodies with jurisdiction over any HSBC Group member.

(c)
The Bank may collect, transfer and disclose information for these purposes from and to members of the HSBC Group, sub-contractors, agents and service providers within Canada and in other jurisdictions.

(d)
Before providing the Bank with personal information respecting any connected individual, the Credit Party will ensure that it has provided all necessary disclosures to, and obtained any necessary consents from, such individuals in connection with the collection, use and disclosure of such information by the Bank.

XIV.	Time of Essence
Time shall be of the essence of this Facility Letter.

XV.	Indemnity
The Borrower agrees to keep the Bank and its officers, directors, employees, solicitors, agents and affiliates (collectively, the "Bank Group") indemnified against any claim for any damages, losses, costs on expenses (including, without limitation, legal costs on a solicitor and his own client basis) incurred or suffered by any member of the Bank Group in relation to this Facility Letter or as a consequence (direct or indirect) of any breach by the Borrower of this Facility Letter, or as a result of an assessment made by any tax authority in respect of any payment made by the Bank to any third party including, without limitation, to the beneficiary of any LG, unless such damage, loss, cost or expense was incurred solely as a direct result of the Bank's gross negligence or wilful misconduct.

XVI.	Governing Law
This Facility Letter and, unless otherwise specified therein, all Loan Documents or instruments delivered in accordance with this Facility Letter shall be governed by and interpreted in accordance with the laws of the Province of Quebec (the "Governing Jurisdiction") and the federal laws of Canada applicable therein. Each Credit Party irrevocably submits to the non-exclusive jurisdiction of the courts in the Governing Jurisdiction and waives, to the fullest extent permitted by applicable law any defence based on convenient forum.

XVII.	Financial Crimes and Sanctions Laws Acknowledgements and Indemnification
Each Credit Party acknowledges and agrees that:

(a)
the Bank, HSBC Holdings plc, its affiliates and subsidiaries (together "HSBC Group"), and HSBC Group's service providers are required to act in accordance with the laws and regulations of various jurisdictions, including those which relate to Sanctions and the prevention of money laundering, terrorist financing, bribery, corruption and tax evasion;

(b)
the Bank may take, and may instruct other members of the HSBC Group to take, to the extent it or such member is legally permitted to do so under the laws of its jurisdiction, any action (a "Compliance Action") that the Bank or any such other member, in its sole discretion, considers appropriate to act in accordance with Sanctions or domestic and foreign laws and regulations. Such Compliance Action may include but is not limited to the interception and investigation of any payment, communication or instruction or other information; the making of further enquiries as to whether a Person or entity is subject to any Sanctions; and the refusal to issue, pay, renew, extend or transfer any DC or LG or to process any transaction or instruction that, in the Bank's discretion, may not conform with Sanctions. The Bank will use reasonable commercial efforts to notify the Borrower of the existence of such circumstances as soon as is reasonably practicable, to the extent permitted by law;

(c)
neither the Bank nor any member of HSBC Group will be liable for any loss, cost, damage, claim, action, suit, liabilities, suffered or incurred by the Borrowers, any Guarantor or other Person, or for any delay or any failure of the Bank to perform its duties under this Facility Letter arising out of or relating to any Compliance Action taken by or on behalf of the Bank, its service providers, or any HSBC Group member in its sole discretion;

(d)
the Bank may, in its sole discretion, refuse to issue, pay, renew, extend or transfer any DC or LG in connection with or relating to any countries, governments, entities or other Persons that are subject to Sanctions or limitations imposed by domestic or foreign laws, or by the Bank or any member of the HSBC Group, and that the Bank has the right, without prior notice to any Credit Party, to reject, refuse to pay, any demand, or not process any transaction or instruction that does not conform with any such Sanctions, or limitations; and

(e)
The Borrower will indemnify the Bank for all losses, costs, damages, claims, actions, suits, demands and liabilities suffered or incurred by or brought against the Bank arising out of or relating to any Compliance Action, unless such losses, costs, damages, claims, actions, suits, demands and liabilities are determined by a final, non-appealable decision of a court of competent jurisdiction to have been caused solely and directly by the gross negligence or wilful misconduct of the Bank.

XVIII.	Electronic Communications and Electronic Signatures

(a)
The Borrower hereby authorizes the Bank to accept electronic communications and electronic signatures from the Borrower in relation to this Facility Letter and the Loan Documents and hereby consents to receiving commercial electronic messages from or on behalf of the Bank and any agreement, instruction, document, information, disclosure, notice or other form of communication from the Bank by electronic communication.

(b)
The Borrower agrees that any electronic communication, including any electronic signature associated with such electronic communication, which the Bank receives from the Borrower or in the Borrower's name, or which appears to be from the Borrower or in its name, will be considered to be duly authorized and binding upon the Borrower (whether or not that electronic communication was actually from or authorized by the Borrower) and the Bank will be authorized to rely and act upon any such electronic communication, including any electronic signature associated with the electronic communication, even if it differs in any way from any previous electronic communication sent to the Bank.

(c)
The Borrower acknowledges that: (i) the form, format and delivery of each electronic communication will permit it to retain, store and subsequently access and retrieve such electronic communication without the requirement of any specialized or proprietary equipment or software from the Bank; and (ii) it is the Borrower's responsibility to acquire and maintain the necessary computer equipment and software to deliver, receive, store, retain and subsequently access each electronic communication.

(d)
The Borrower acknowledges and agrees that the Bank's methods of storing, maintaining and retrieving any electronic communication, including any electronic signatures associated with such electronic communication, and the Bank's data systems, maintain the integrity of the electronic communication. If, for any reason, an electronic communication stored in the Bank's data systems differ from the Borrower's, the Borrower acknowledges and agrees that the version stored on the Bank's data systems shall prevail over any inconsistency. In this regard, the Borrower acknowledges and agrees that electronic communications maintained by the Bank will be admissible in any legal or other proceedings as conclusive evidence as to the contents of those electronic communications in the same manner as an original paper document, and that further proof of our records system integrity is not required (the integrity of the Bank's records system is hereby acknowledged and agreed by the Borrower) and the Borrower hereby waives any right to object to the introduction of any such electronic communications into evidence. To the fullest extent permitted by applicable law, the Borrower waives any defence, or waiver of liability, based on the absence of a written document in paper format, signed manually. The Borrower will keep its own records of all electronic communications for a period of 7 years (unless otherwise stipulated by local regulation) and will produce them to the Bank upon request.

(e)
At the Bank's discretion, it may require: (i) electronic communications be delivered using technology acceptable to the Bank including the use of a secure electronic signature, and (ii) any agreement, instruction, document, information, disclosure, notice or other form of communication from the Borrower to be manually signed and/or delivered to the Bank in paper format. If the Bank requires that the Borrower acknowledge its agreement to this Facility Letter or any Loan Document by clicking the appropriate button, the Borrower will follow any instructions that the Bank provides to indicate the Borrower's agreement (which may include typing the Borrower's name and/or clicking "I Agree" or similar button).

(f)
When the Borrower's handwritten or electronic signature is delivered by facsimile, email or other electronic or digital transmission, such transmission shall constitute delivery of an executed copy of this Facility Letter or relevant Loan Document. If the Borrower uses an electronic signature to indicate its agreement, the Borrower shall ensure that its electronic signature is attached to or associated with the relevant electronic communication.

XIX.	Further Assurances
Each Credit Party shall, at its cost and expense, upon request of the Bank, duly execute and deliver, or cause to be duly executed and delivered, to the Bank all such further agreements, instruments, documents and other assurances and do and cause to be done all such further acts and things as may be necessary or desirable in the reasonable opinion of the Bank to carry out more effectually the provisions and purposes of this Facility Letter or any of the other Loan Documents. Without limitation, in connection with any new tenancy of the Lands, the Bank may require that the tenant enter into an attornment agreement with the Bank in form satisfactory to the Bank.

XX.	Conflict
In the event of any conflict between the terms of this Schedule and the corresponding terms of the facility letter to which this Schedule is attached, the terms of such facility letter shall prevail to the extent necessary to resolve such conflict. In the event of a conflict between the terms of this Facility Letter and the corresponding terms of any of the other Loan Documents, the terms of this Facility Letter shall prevail to the extent of such conflict.

XXI.	Confidentiality
Each Credit Party acknowledges that the contents of this Facility Letter are confidential and shall not be disclosed by such Credit Party other than to its solicitors (or any other person bound by a duty of confidentiality) except with the prior written consent of the Bank.

HSBC
HSBC Bank Canada
AGREEMENT FOR LINE OF CREDIT BY WAY OF CURRENT ACCOUNT
OVERDRAFT (CDN$ or US$)

Borrower's Name XPEL Canada Corp.	Date 04/09/2018
Borrower's Address 1116 Levis Local 4, Terrebonne, QC, J6W 556
Bank Branch Address 2001 Mc Gill College Avenue, Montreal, QC, H3A 1G1

US Dollar Current Account Number N/A	Loan Limit* N/A	Rate of Interest on Loan* U.S. Base Rate plus N/A %	Monthly Fee* N/A
Canadian Dollar Current Account Number	Loan Limit* 4,500,000	Rate of Interest on Loan* Prime Rate plus 0.25%	Monthly Fee* N/A
*Or such other limit, rate or monthly fee as advised by the Bank from time to time or as agreed in writing by the Borrower and the Bank.
In consideration of HSBC Bank Canada (the "Bank") providing the above-noted account(s) (each, an "Account") for the undersigned (the "Borrower"), the Borrower agrees with the Bank as follows:

1.	For the purposes of this Agreement:

(a)	"Business Day" means any day, other than a Saturday, Sunday or statutory (or civic) holiday, on which the Bank is open for business at the above Bank Branch;

(b)
"Loan" means at any time the amount by which: (i) the aggregate amount debited to the Account whether with respect to cheques, withdrawals, preauthorized payments, and other authorized debit entries, electronic transfers and any other orders or instructions for the payment of money or transfer of funds (collectively referred to as "Payment Items") together with (ii) interest, service charges and fees imposed by the Bank, and debited to the Account exceeds the aggregate at such time of all amounts credited to that Account;

(c)
"Prime Rate" means the variable annual rate of interest established and adjusted by the Bank from time to time as a reference rate for purposes of determining rates of interest it will charge on commercial loans in Canada denominated in Canadian dollars, but in no event shall such rate be less than zero for the purposes of this Agreement;

(d)	"CAD" means Canadian dollars;

(e)
"CAD Spot Rate of Exchange" means the rate of exchange quoted by the Bank for the purchase of CAD with either USD or the relevant other non-Canadian currency at the time in question, including all premiums and costs;

(f)	"USD" means United States dollars;

(g)
"U.S. Base Rate" means the variable annual rate of interest established and recorded by the Bank from time to time as a reference rate for the purposes of determining rates of interest it will charge on loans in Canada denominated in USD, based on a 360 day year, but in no event shall such rate be less than zero for the purposes of this Agreement;

(h)	"USD Spot Rate of Exchange" means the rate of exchange quoted by the Bank for the purchase of USD currency with the relevant non USD currency at the time in question, including all premiums and costs;

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(i)
all Loan advances by the Bank and all payments to be made by the Borrower under this Agreement shall, unless otherwise expressly stated herein, be made in the currency of the relevant Account, as designated above, being either USD or CAD, and all references to "Account" shall refer to the account in the currency of the Loan unless otherwise stated; and

(j)
all words denoting the singular shall be pluralized throughout this Agreement as the context requires and all words denoting gender shall be construed as the context requires and will include a body corporate where the context requires.

2.	The Bank is hereby authorized, but is not obligated, to make Loans available in sufficient funds to cover the debit balance in Account(s) from time to time.

3.
Interest shall accrue and the Borrower shall pay interest to the Bank, on the daily closing balance of the Loan: (i) if in CAD at a floating rate per annum equal to the Prime Rate plus the percentage noted above, (ii) if in USD at a floating rate per annum equal to the US Base Rate plus the percentage noted above, (or at such other rate as may be amended from time to time in writing between the Bank and the Borrower) in both instances accruing daily and calculated and payable monthly, on the last day of each and every month in arrears, both before and after demand for repayment, termination of the Account or judgment, and until final indefeasible payment of the Loan in full. A certificate of a vice-president of the Bank shall be conclusive evidence of the Prime Rate or U.S. Base Rate at any particular time. For the purpose of the Interest Act (Canada), the annual rate of interest to which interest calculated on the basis of a year of 360 days is equivalent, is such rate of interest multiplied by the actual number of days in such year divided by 360.

4.
The Borrower shall pay to the Bank on the last day of each and every month from the date of this Agreement until this Agreement is terminated, a monthly fee in the amount set out above. It is understood by the Borrower that the monthly fee is in addition to all other charges payable by the Borrower under any other agreement or agreements entered into with the Bank.

5.
The Bank may debit the Account monthly with the amount of all interest (including compound interest) payable by the Borrower to the Bank pursuant to this Agreement as well as the monthly fee described above and other charges payable by the Borrower, and, when incurred, the amount of all legal fees and costs (if any) incurred by or on behalf of the Bank with respect to the Borrower, and the Borrower hereby irrevocably authorizes and directs the Bank to do so. Without limiting any rights of the Bank arising by law, the Bank shall also be entitled to set off all or any portion of a Loan outstanding from time to time against credit balances in any account of the Borrower at the Bank or against any other money which may from time to time be owing to the Borrower from the Bank, irrespective of currency, and the Borrower hereby irrevocably authorizes and directs the Bank to do so.

6.
The Borrower shall not permit the aggregate outstanding balance of the Loan at any time to exceed the Loan Limit applicable to the Account, as set out above, nor any margin requirements which may be imposed by the Bank in relation to outstanding indebtedness and liability of the Borrower to the Bank pursuant to any credit agreement, facility letter or other agreement between them (the "Margin Requirement"). The Bank may refuse to honour any Payment Item and may refuse to permit any withdrawal or transfer from the Account if the aggregate outstanding balance of the Loan, together with the amount of issued letters of credit or letters of guarantee and all other liabilities or contingent liabilities incurred by the Bank on behalf of the Borrower, plus the risk component identified in each foreign exchange forward contract issued by the Bank on behalf of the Borrower exceeds, or would exceed (as a result of any such Payment Item, withdrawal or transfer) the Loan Limit or the Margin Requirement. This Agreement shall continue to apply to the Loan and to the Borrower notwithstanding any Loan in excess of the Loan Limit or Margin Requirement.

For greater certainty, the Bank may charge its standard fees for each Payment Item that exceeds the Loan Limit and/or Margin Requirement, and interest on any such excess, in an amount and at the rate set out in the Bank's Commercial Services Charge Brochure or other similar publication.

7.
The Borrower shall use the Account and incur each Loan solely for business purposes. The Borrower shall not use the proceeds from any Loan for any illegal purpose and shall not repay the Loan or make deposits to the Account that are derived from any illegal activity.

8.
The Borrower shall deliver to the Bank from time to time, promptly on request by the Bank and in form and substance satisfactory to the Bank, a demand promissory note or other acknowledgement of debt evidencing the amount of all indebtedness and liability then owing by the Borrower to the Bank pursuant to or in respect of this Agreement. In the event that any such promissory note or any other acknowledgement of debt, security or other document is requested by the Bank, the Bank shall not be obligated to honour any Payment Item or permit any withdrawal or other debit to the Account nor make any Loan until such promissory note, other acknowledgement of debt, security or other document is delivered to the Bank.

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9.
The Borrower shall comply with all present and future agreements between the Borrower and the Bank including any operation of account agreement between the Borrower and the Bank; provided that in the event there exists any conflict between any provision of such operation of account agreement (or other agreement) and the corresponding provision hereof, the applicable provisions of this Agreement shall govern.

10.
The Bank shall have the right at any time in its discretion for any reason to reduce the Loan Limit or cancel availability of Loans under this Agreement (and return unpaid any Payment Item presented for payment and decline any request for withdrawal or transfer of funds from an Account for which sufficient funds or credit is not available) or demand immediate payment of the aggregate outstanding amount of a Loan, or any part thereof, together with interest, fees, charges and costs outstanding hereunder and the Borrower shall forthwith comply with any such demand. In addition, and without diminishing the Bank's right to reduce the Loan Limit or demand repayment at any time for any reason, the Loan and all other amounts payable by the Borrower to the Bank pursuant to this Agreement shall at the Bank's option forthwith become due and payable without notice or demand if:

(a)	the Borrower fails to pay when due any amount owing by the Borrower to the Bank pursuant to this Agreement or if the Borrower defaults pursuant to any other provisions of this Agreement;

(b)	any representation by the Borrower to the Bank made in connection with this Agreement or any other agreement is false or materially inaccurate;

(c)	the Borrower becomes insolvent or bankrupt or if a bankruptcy petition is filed against the Borrower;

(d)	any attachment, execution or levy is made against the Borrower or any of the Borrower's assets;

(e)
the Borrower is in default of any other indebtedness owing by the Borrower to the Bank or the Borrower fails to comply with any other written undertaking or agreement by the Borrower to or with the Bank; or

(f)	any indebtedness owing by the Borrower to any other creditor of the Borrower is in default.
In addition, the Bank may at any time terminate this Agreement in the Bank's sole discretion three days after notice of such termination is delivered to the Borrower pursuant to this Agreement, in which event all Loans then outstanding and other amounts payable by the Borrower to the Bank pursuant to this Agreement shall (if not due and payable prior to such time) in the Bank's discretion forthwith become due and payable.

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Notwithstanding any termination of this Agreement, such termination shall not relieve the Borrower of any obligations and liabilities which it has incurred to the Bank pursuant to this Agreement whether before or after such termination.

12.
Upon receipt from or electronic posting by the Bank each month of a statement of the Account and any Payment Items (or copies or images thereof), the Borrower shall check the credit and debit entries on the statement and review the Payment Items. The Borrower shall promptly notify the Bank in writing of any errors, irregularities or omissions. Thirty days following delivery or posting of the statement, it shall be conclusively settled as between the Bank and the Borrower that the statement and the amount of the balance shown thereon is correct (except as to any errors, irregularities or omissions of which the Customer has notified the Bank) and the said Payment Items and other debits are genuine and properly charged against the Account and that the Borrower was not entitled to be credited with any amount not credited. For greater certainty, the Bank shall not, in any legal action to which the Bank is a party, be required to prove the existence of any transaction which is disclosed by any such statement or the accuracy of any such statement.

13.	If more than one Borrower signs this Agreement:

(a)	the obligations of each Borrower pursuant to this Agreement are joint and several;

(b)
the Bank is hereby authorized to honour any Payment Item drawn on the Account or pay any withdrawal from the Account to create or increase the Loan (subject to the Loan Limit for the Account and any Margin Requirement) if any such Payment Item is signed by any one of the Borrowers; and

(c)	all words denoting the singular shall be pluralized throughout this Agreement as the context requires and all words denoting gender shall be construed as the context requires.

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14.	If this Agreement is signed by a partnership:

(a)	the obligation of the partners of the partnership to the Bank are joint and several; and

(b)
the Bank is hereby authorized to honour any Payment Item drawn on the Account or permit any withdrawal or transfer from the Account to create or increase the Loan (or otherwise) if any such cheque or withdrawal request is signed by one of the partners (subject to the Loan Limit and any Margin Requirement).

15.
If the Borrower is a corporation, the rights and remedies of the Bank under this Agreement will not be prejudiced, diminished or otherwise adversely affected by any change whatsoever in its objects, capital structure, constitution and notwithstanding amalgamation, merger or reorganization with any other corporation, and in this Agreement the word "Borrower" shall include every firm and corporation which results from the aforesaid events or which is otherwise the successor or assignee of the Borrower at law.

16.
If the Account and the Loan(s) are denominated in USD, the obligation of the Borrower in respect of any such sum due from it to the Bank hereunder shall, notwithstanding any judgment or order in CAD, be discharged only to the extent that on the business day following receipt by the Bank of any sum adjudged to be so due in CAD the Bank may in accordance with its normal banking procedures purchase USD with the CAD at the USD Spot Rate of Exchange for the full amount of USO owing hereunder; if the amount of the USD so purchased is less than the sum actually due to the Bank in USO the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss and if the USD purchased exceeds the sum actually due to the Bank in USD, the Bank agrees to remit such excess to the Borrower as the Borrower may be entitled thereto.

The foregoing indemnity shall constitute a separate and independent obligation of the Borrower and shall apply irrespective of any indulgence granted to the Borrower from time to time and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

17.
Any notice or statement referred to herein, or otherwise to be given for the purposes of this Agreement: (1) may be delivered or may be mailed by prepaid ordinary mail to the Borrower at its address set out above and the Borrower shall be deemed to have received such notice or statement on the date of delivery, if delivered, and three days after mailing, if mailed; or (2) by electronic means to the Borrower if so agreed by the parties, and the Borrower shall be deemed to have received such notice or statement on the Business Day following the day of transmission or posting.

18.
This Agreement shall be governed by and construed in accordance with the laws of the province in which the Branch of the Bank is located, as set forth above and shall enure to the benefit of the Bank, its successors and assigns and shall be binding on the Borrower, and the Borrower's successors, assigns, heirs, executors and administrators.

19.
This Agreement shall be in addition to any other debt instrument, security or agreement between the Bank and the Borrower and shall enure to the benefit of the Bank, its successors and assigns and shall be binding on the Borrower and the Borrower's heirs, executors, administrators, successors and assigns. The Borrower shall not be entitled to assign its rights and obligations under this Agreement without the Bank's prior written consent (to be given or withheld in the Bank's sole discretion). The Bank may assign its rights and obligations under this Agreement upon notice to the Borrower, given not later than 10 days after any such assignment.

20.	All reasonable legal costs incurred by the Bank in the preparation or enforcement of this Agreement or any security required hereunder shall be for the account of the Borrower.

21.
If any paragraph, or part thereof, of this Agreement is found to be invalid or unenforceable such invalidity or unenforceability shall not affect the validity or enforceability of the balance of this Agreement or, as relevant, the balance of such paragraph, and any waiver by the Bank of any term of this Agreement (which must be in writing signed by the Bank, to be binding upon the Bank) shall not constitute a waiver of any subsequent breach.

22.
Any security for the Loan held by the Bank shall not be released, discharged, redeemed or extinguished by reason of the Loan being repaid or the Account ceasing to have a debit balance at any time or from time to time, or the Borrower ceasing to be indebted to the Bank, and shall subsist and secure future amounts debited to the Account and the future balance of the Loan until such security is returned or released and discharged in writing by the Bank.

23.	This Agreement may be signed by handwritten signature or electronically by using technology acceptable to the panics.

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24.
The parties hereto have expressly required that this Agreement and all deeds, documents and notices relating thereto be drafted in the English language. Les parties aux presentes ont expressément exigé que la présente convention, et tous autres actes, documents ou avis s'y rattachant soient redigés en langue anglaise.

For a Corporation:

XPEL Canada Corp.
Full Legal Name of Corporate Customer
(Corporate Seal)
By:	/s/ Barry R. Wood
Authorized Signatory
	Name:	Barry R. Wood
	Title:	CEO

By:	/s/ Christen L. Coffee
Authorized Signatory
	Name:	Christen L. Coffee
	Title:	Controller

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For a Partnership:

Signed, Sealed and Delivered in the presence of:
Full Legal Name of Partnership Customer

Witness	By:
Authorized Signatory
Name		Name:
Title: Partner
Address

Witness	By:
Authorized Signatory
Name		Name:
Title: Partner
Address

Witness	By:
Authorized Signatory
Name		Name:
Title: Partner
Address
(All partners should sign under seal and the signature of each partner should be witnessed individually.)

For Individuals:

Signed, Sealed and Delivered by	)
)
)
	)		(Seal)
in the presence of:	)	Customer:
	)	Name:
)
Witness	)
	)		(Seal)
	)	Customer
	)	Name:
)
)

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